UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Central Pacific Financial Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Contact:	David Morimoto	Media Contact:	Andrew Rosen
	SVP & Treasurer		SVP & Chief Marketing Officer
	(808) 544-3627		(808) 544-6820
	david.morimoto@centralpacificbank.com		andrew.rosen@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. ANNOUNCES SHAREHOLDERS MEETING DATE

HONOLULU, August 10, 2009 — Central Pacific Financial Corp. (“Central Pacific”) (NYSE: CPF), a Hawaii corporation, announced that a special meeting of shareholders will be held at 10:00 a.m., Hawaii time, on October 22, 2009 in Room 1110 of Central Pacific Plaza Building, 220 South King Street, Honolulu, Hawaii 96813.  The primary purpose of the meeting is to increase the authorized number of shares of common stock to provide Central Pacific with additional flexibility in its capital raising efforts.  Central Pacific earlier postponed its public stock offering due to the number of its authorized but unissued shares of common stock combined with the then current price level of its common stock.  Ronald K. Migita, CEO of Central Pacific, stated, “Raising capital with the flexibility to include a public offering of common stock is an appropriate and prudent measure.”

At the special meeting, Central Pacific’s shareholders will consider a proposal to amend Central Pacific’s Restated Articles of Incorporation to: 1) increase the authorized number of shares of common stock from 100,000,000 shares to 185,000,000 shares; 2) reduce the two-thirds supermajority vote applicable to Central Pacific under Hawaii law as a corporation incorporated before July 1, 1987, to a majority of the outstanding shares entitled to vote, in order to amend its Restated Articles of Incorporation and; 3) adjourn the meeting at Central Pacific’s discretion.  Holders of record of Central Pacific’s common stock outstanding at the close of business on August 20, 2009 are entitled to notice of and vote at the meeting.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is one of the largest financial institutions in Hawaii with more than $5.5 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 39 branches and more than 100 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

Additional Information And Where To Find It

This release may be deemed to be solicitation material in respect of the special meeting of shareholders.  Central Pacific will be filing a proxy statement with the Securities and Exchange Commission (“SEC”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site, www.sec.gov or from the investor relations page of Central Pacific’s website.

Participants In Solicitation

Central Pacific and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the shareholders meeting.  Information regarding the interests of Central Pacific’s directors and executive officers in the proxy solicitation will be included in Central Pacific’s definitive proxy statement.

Forward-Looking Statements

This document may contain forward-looking statements concerning the special meeting of shareholders, our capital structure, or other financial items, concerning corporate governance, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; and volatility in the financial markets and uncertainties concerning the availability of debt or equity financing.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K/A for the last fiscal year.  The Company does not update any of its forward-looking statements.

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